UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  August 11, 2008

United Online, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-33367	77-0575839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21301 Burbank Boulevard

Woodland Hills, California 91367

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code  (818) 287-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒                                  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry Into a Material Definitive Agreement.

On August 11, 2008 (the “Closing Date”), United Online, Inc. (“UOL”) entered into a $60 million senior secured Credit Agreement (the “Credit Agreement”) with the lenders from time to time party thereto and Silicon Valley Bank, as administrative agent for the lenders, and borrowed $60 million thereunder.   Proceeds of the term loans are expected to be used to finance, in part, the proposed acquisition of FTD Group, Inc., as previously announced on April 30, 2008.

As of the Closing Date, the obligations under the Credit Agreement are guaranteed by UOL’s domestic wholly-owned subsidiaries, other than UNOL Intermediate, Inc. and its subsidiaries (together with UOL, the “Loan Parties”).  In addition, the obligations under the Credit Agreement are secured by a lien on substantially all of the assets of the Loan Parties, including a pledge of all (except with respect to foreign subsidiaries, in which case such pledge shall be limited to 66% of the outstanding capital stock) of the outstanding capital stock of the Loan Parties’ direct subsidiaries, excluding the capital stock of UNOL Intermediate, Inc.

The term loans under the Credit Agreement bear interest at either LIBOR plus 3.5% per annum (with a LIBOR floor of 3.0%) or a base rate plus 2% per annum.  The Credit Agreement contains customary representations and warranties, events of default, affirmative covenants and negative covenants (which impose restrictions and limitations on, among other things, dividends, investments, asset sales and the ability of the Loan Parties to incur additional debt and liens) that, among other things, require the Loan Parties not to exceed a maximum “consolidated leverage ratio” and to maintain a minimum “consolidated fixed-charge coverage ratio” and minimum “consolidated EBITDA”, as each such term is defined in the Credit Agreement.

A copy of the Credit Agreement is filed as Exhibit 10.1 to this report and is incorporated herein by reference.  The description above of the Credit Agreement is qualified in its entirety by the complete text of the Credit Agreement.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description of Exhibits

10.1	Credit Agreement dated as of August 11, 2008 by and among United Online, Inc., a Delaware corporation, the lenders from time to time party thereto and Silicon Valley Bank, as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2008

UNITED ONLINE, INC.

By:	/s/ Scott H. Ray
Name: Scott H. Ray
Title: Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Credit Agreement dated as of August 11, 2008 by and among United Online, Inc., a Delaware corporation, the lenders from time to time party thereto and Silicon Valley Bank, as administrative agent.